Investor Contact:	Mark Haden
Bunge Limited
914-684-3398
mark.haden@bunge.com

Media Contact:	Bunge News Bureau
Bunge Limited
917-373-6465
news@bunge.com

Bunge Announces Leadership Transition

Soren Schroder to Step Down as CEO

Kathleen Hyle Assumes Role of Non-Executive Chair

WHITE PLAINS, NY – December 10, 2018 – Bunge Limited (NYSE: BG), a leader in agriculture, food and ingredients, today announced that its Chief Executive Officer Soren Schroder will step down. To ensure a smooth leadership transition, Mr. Schroder, who has served as CEO since 2013, will continue in his current role until a successor is named. The Board has established a search committee to identify the company’s next CEO.

In addition, Kathleen Hyle, who has served on Bunge’s Board of Directors since 2012, will become Chair of the Board, effective immediately. L. Patrick Lupo, who has served on Bunge’s Board since 2006 and in the role of Chairman since 2014, will remain a board member. Ms. Hyle will serve on the CEO search committee, along with board members Paul Fribourg, J. Erik Fyrwald and Mark Zenuk.

“It has been an honor to serve as Bunge’s CEO,” said Soren Schroder. “We are making solid progress, and it is the right time to turn over the leadership reins. The company has a strong legacy and an exciting future ahead.”

Mr. Schroder, 57, joined Bunge in 2000 and has held a variety of agribusiness leadership roles, including CEO of Bunge North America. His tenure has included a significant strengthening of Bunge’s core activities in agribusiness and growth in food and ingredients, notably with the recent acquisition of Loders Croklaan. Mr. Schroder has focused on creating a simpler, more efficient organization, establishing a series of global partnerships, building a first-class team and increasing Bunge’s focus on customers.

“I am very pleased to become Chair of Bunge’s Board of Directors,” said Kathleen Hyle, Chair, Bunge Limited. “The company is well positioned for long-term growth with the strong foundation that has been established under Soren’s leadership. We have a world-class global position in agribusiness and food and ingredients, and, with our excellent management team, we will continue to strengthen and evolve our business. I want to thank Pat for his tremendous contributions to Bunge over the course of many years and his leadership as Board Chairman.”

Ms. Hyle, 60, has served as the head of the Audit Committee for the Bunge Board of Directors for the past five years. She has also served as Senior Vice President of Constellation Energy and COO of Constellation Energy Resources from 2008 until her retirement in 2012, when Constellation completed its merger with Exelon Corp. Ms. Hyle joined the company in 2003, and served in a variety of senior-level finance and operations positions, including as Chief Financial Officer of Constellation New Energy, Inc.

Previously, Ms. Hyle served as CFO of ANC Rental Corp., the parent company of Alamo Rent-A-Car and National Rent-A-Car; Vice President and Treasurer of Auto Nation, Inc.; and Vice President and Treasurer of The Black & Decker Corp. Ms. Hyle is currently a Director of AmerisourceBergen Corporation and is a former Director of The ADT Corporation.

Website Information

We routinely post important information for investors on our website, www.bunge.com, in the “Investors” section. We may use this website as a means of disclosing material, non-public information and for complying with our disclosure obligations under Regulation FD. Accordingly, investors should monitor the Investors section of our website, in addition to following our press releases, SEC filings, public conference calls, presentations and webcasts. The information contained on, or that may be accessed through, our website is not incorporated by reference into, and is not a part of, this document.

About Bunge Limited

Bunge Limited (www.bunge.com, NYSE: BG) is a leading global agribusiness and food company operating in over 40 countries with approximately 32,000 employees.  Bunge buys, sells, stores and transports oilseeds and grains to serve customers worldwide; processes oilseeds to make protein meal for animal feed and edible oil products for commercial customers and consumers; produces sugar and ethanol from sugarcane; mills wheat, corn and rice to make ingredients used by food companies; and sells fertilizer in South America.  Founded in 1818, the company is headquartered in White Plains, New York.

Cautionary Statement Concerning Forward-Looking Statements

This press release contains both historical and forward-looking statements. All statements, other than statements of historical fact are, or may be deemed to be, forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements are not based on historical facts, but rather reflect our current expectations and projections about our future results, performance, prospects and opportunities. We have tried to identify these forward-looking statements by using words including “may,” “will,” “should,” “could,” “expect,” “anticipate,” “believe,” “plan,” “intend,” “estimate,” “continue” and similar expressions. These forward-looking statements are subject to a number of risks, uncertainties and other factors that could cause our actual results, performance, prospects or opportunities to differ materially from those expressed in, or implied by, these forward-looking statements. The following important factors, among others, could affect our business and financial performance: industry conditions, including fluctuations in supply, demand and prices for agricultural commodities and other raw materials and products used in our business; fluctuations in energy and freight costs and competitive developments in our industries; the effects of weather conditions and the outbreak of crop and animal disease on our business; global and regional agricultural, economic, financial and commodities market, political, social and health conditions; the outcome of pending regulatory and legal proceedings; our ability to complete, integrate and benefit from acquisitions, dispositions, joint ventures and strategic alliances; our ability to achieve the efficiencies, savings and other benefits anticipated from our cost reduction, margin improvement and other business optimization initiatives; changes in government policies, laws and regulations affecting our business, including agricultural and trade policies, tax regulations and biofuels legislation; and other factors affecting our business generally. The forward-looking statements included in this release are made only as of the date of this release, and except as otherwise required by federal securities law, we do not have any obligation to publicly update or revise any forward-looking statements to reflect subsequent events or circumstances.

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